                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 8, 2003

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



          Ohio                         0-49619                    31-1795575
------------------------        ---------------------        -------------------
(State of Incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)




                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000



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                                    FORM 8-K

Item 5.           Other Events.
------            -------------

                  The following was contained in a press release issued by Peoples Ohio Financial Corporation on August 8, 2003:

                                                     Contact:  Linda Daniel
News Release                                                   VP Marketing/Adm.
For Immediate Release                                 or       Rich Dutton
                                                               VP/CFO
                                                               (937) 339-5000


                       PEOPLES OHIO FINANCIAL CORPORATION
                               FINANCIAL OVERVIEW
                              FISCAL 2003 EARNINGS


Peoples Ohio Financial Corporation (the "Company"), the holding company for Peoples Savings Bank (the "Bank"), reported earnings of $2,545,000 for the year ended June 30, 2003, a decline of $130,000, or 4.9%, from the $2,675,000 reported for the same period in 2002. Basic earnings per share were $0.34 for the year ended June 30, 2003, compared to $0.36 for the year ended June 30, 2002. Fully diluted earnings per share were $0.33 for the year ended June 30, 2003, compared to $0.35 for the year ended June 30, 2002.

Net interest income was $8,054,000 for the year ended June 30, 2003, $313,000, or 3.7%, less than the $8,367,000 reported for the year ended June 30, 2002. The decline was attributed to the continued low interest rate environment and the pressure it has put on net interest margins throughout the banking industry. Total interest income was $13,953,000 for the year ended June 30, 2003, a decline of $1,965,000, or 12.3% from the $15,918 reported during the year ended June 30, 2002, due to lower average loans outstanding coupled with lower interest rates. The decline in interest income was partially offset by a $1,651,000 or 21.9% decline in interest expense during the same period primarily due to depositors shifting their deposits from higher rate certificates of deposit to lower rate demand deposit accounts.

Noninterest income, which continues to be a focus, increased $132,000, or 8.5%, to $1,693,000 for the year ended June 30, 2003, compared to the $1,561,000 recorded for the year ended June 30, 2002, as increases in service charges on deposit accounts of $190,000 were partially off-set by a decline in revenue generated from trust operations of $88,000.

Noninterest expense was $5,723,000 for the year ended June 30, 2003, $16,000 or 0.3% higher than the $5,707,000 reported for the year ended June 30, 2002.

Total assets at June 30, 2003 were $207.3 million, compared to $219.9 million at June 30, 2002, as the Bank used a portion of the proceeds from mortgage loan repayments to pay off borrowings from the Federal Home Loan Bank.

The Company was formed during January 2002, and acquired 100% of the Bank's outstanding stock. Accordingly, all references to the Company, prior to January 2002, reflect operations of the Bank.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or


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guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Peoples Ohio Financial Corp. stock is traded over the counter under the symbol "POHF." Sweeney Cartwright & Co. (Contact George Geissbuhler at 1-800-334-7481) and Robert W. Baird, Investments (Contact Bob Lucas at 1-888-223-3296) act as market-makers for the Company's stock.




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Peoples Ohio Financial Corporation
Condensed, Consolidated Balance Sheets
June 30, 2003 and June 30, 2002
(in thousands)

                                                  June 30, 2003       June 30, 2002
                                                  -------------       -------------
                                                   (unaudited)
Assets
 Cash and Cash equivalents                           $ 15,835            $  5,681
 Investment securities                                 17,467               1,121
 Loans, net                                           160,609             201,716
 FHLB stock                                             5,273               5,052
 Other assets                                           8,165               6,352
                                                     --------            --------
     Total assets                                    $207,349            $219,922
                                                     ========            ========

Liabilities and shareholders' equity
 Deposits                                            $117,629            $120,447
 FHLB advances                                         63,329              74,174
 Other liabilities                                      1,410               1,726
                                                     --------            --------
      Total liabilities                               182,368             196,347
Equity for ESOP shares                                    630                 469
Shareholders' equity                                   24,351              23,106
                                                     --------            --------
      Total liabilities and shareholders' equity     $207,349            $219,922
                                                     ========            ========

Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the Year Ended June 30, 2003 and June 30, 2002
(unaudited, in thousands, except share data)

                                                              Year ended         Year ended
                                                             June 30, 2003      June 30, 2002
                                                             -------------      -------------
Interest income                                                 $13,953            $15,918
Interest expense                                                  5,900              7,551
                                                                -------            -------
   Net interest income                                            8,054              8,367
Provision for loan losses                                           140                138
                                                                -------            -------
   Net interest income after provision for loan loss              7,914              8,229
Noninterest income                                                1,693              1,561
Noninterest expense                                               5,723              5,707
Income tax expense                                                1,339              1,407
                                                                -------            -------
     Net income                                                 $ 2,545            $ 2,675
                                                                =======            =======
Earnings per share:
   Basic                                                        $  0.34            $  0.36
                                                                =======            =======
   Diluted                                                      $  0.33            $  0.35
                                                                =======            =======
Dividends per share                                             $ 0.090            $ 0.065
                                                                =======            =======




Peoples Ohio Financial Corporation
Selected Financial Data
(unaudited, in thousands)

                                               As of                 As of
                                           June 30, 2003         June 30, 2002
                                           -------------         -------------
Total assets                                 $207,349               $219,922
Investment securities                          17,467                  1,121
Total loans                                   161,471                202,598
Allowance for loan losses (ALL)                   862                    882
ALL to total loans                               0.53%                  0.44%
Non-performing assets                        $  3,385               $  1,120



----------------------------------------------------------------------------
                 Year ended June 30, 2003          Year ended June 30, 2002
----------------------------------------------------------------------------
ROA                        1.17%                             1.23%
----------------------------------------------------------------------------
ROE                       11.70%                            11.84%
----------------------------------------------------------------------------

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEOPLES OHIO FINANCIAL CORPORATION



                                            By: /s/ Ronald B. Scott
                                                ------------------------------
                                                Ronald B. Scott
                                                President


Date:  August 8, 2003